                                                                    EXHIBIT 8(F)

                 SUB-CUSTODIAN AGREEMENT, made this 18th day of May, 1988 between THE BANK OF NEW YORK, a corporation organized and existing under the laws of the State of New York and authorized to do a banking business, having its principal office and place of business at 48 Wall Street, New York, New York (hereinafter called the "Custodian"), and CITIBANK, N.A., a national bank organized and existing under the laws of the United States, having its principal office and place of business at 399 Park Avenue, New York, New York (the "Sub-Custodian").

                 WHEREAS, the Custodian has been appointed and acts as custodian for securities and cash balances of certain investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act") and certain other customers of the Custodian (each a "Customer"); and

                 WHEREAS, certain Customers wish to maintain the custody of certain of their securities and moneys in places outside of the United States for the convenience of purchasing and selling such securities; and

                 WHEREAS, the Custodian wishes to appoint the Sub-Custodian as its subcustodian to hold in certain Selected Foreign Sub- Custodians (as such term is hereinafter defined) certain of the securities of various Customers and the Sub-Custodian agrees to act as such subcustodian;

                 NOW, THEREFORE, the Custodian and Sub-Custodian, on behalf of themselves and their respective successors and assigns, hereby agree as follows:

                                   ARTICLE I
                          APPOINTMENT OF SUB-CUSTODIAN

                 1. The Custodian hereby constitutes and appoints the Sub-Custodian as subcustodian of such securities and moneys which may be delivered to it by the Custodian from time to time.

                 2. The Sub-Custodian hereby accepts appointment as such subcustodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE II
                                  DEFINITIONS

                 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                 1. "Account" shall mean with respect to any particular Customer a separate account on the books of the Sub-Custodian in the name of the Custodian as custodian for such Customer wherein shall be identified the securities and moneys owned by the Customer.

                 2. The term "Authorized Person" shall mean any officer of the Custodian and any other person, whether or not any such person is an officer or employee of the Custodian, duly authorized by the Custodian to give oral instructions and/or written instructions on behalf of the Custodian, such persons to be designated in a certificate which contains a specimen signature of such person.

                 3. "Branch" shall mean each foreign branch office of the Sub-Custodian listed on Schedule I hereto, as such Schedule may be amended from time to time by execution of an updated Schedule I, each of which is a "bank" as defined in Section 2(a)(5) of the 1940 Act.

                 4. The term "certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Sub-Custodian and signed on behalf of the Custodian by an Authorized Person.

                 5. "Eligible Foreign Custodian" shall mean an "Eligible Foreign Custodian" either as defined in Rule 17f-5 under the 1940 Act, or as granted by an exemption pursuant to Section 6(c) under the 1940 Act, as listed on Schedule II hereto as such Schedule may be amended from time to time by execution of an updated Schedule II.

                 6. "Selected Foreign Sub-Custodian" shall mean with respect to any particular Customer any Eligible Foreign Custodian and/or any Branch named in a certificate as having been selected by the Customer specified in such certificate.

                 7. The term "written instructions" shall mean written communications from an Authorized Person by telex, telecopier, or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the identity of the sender of such communication. Written instructions shall include oral instructions from any Authorized Person, provided such oral instructions are confirmed in a writing delivered to the Sub-Custodian the same day.

                                  ARTICLE III
                         CUSTODY OF CASH AND SECURITIES

                 1. The Custodian will from time to time deliver or cause to be delivered certain of the securities and monies owned by any particular Customer to the Selected Foreign Sub-Custodians of such Customer.

                 2. The Custodian hereby authorizes the Sub-Custodian and each Selected Foreign Sub-Custodian with respect to a particular Customer on a continuous and ongoing basis, until instructed to the contrary by a certificate, to deposit in a securities depository which is a Selected Foreign Sub-Custodian with respect to such Customer all securities of such Customer eligible for deposit therein and to utilize such securities depository to the extent possible in connection with settlements of purchases and sales of securities and other deliveries and returns of securities. Where securities are so deposited in a securities depository, the Selected Foreign Sub-Custodian shall identify as belonging to the Sub-Custodian as agent for the appropriate Customer a quantity of securities in a fungible bulk of securities shown on such Selected Foreign Sub-Custodian's account on the books of such securities depository. Securities and moneys deposited in a securities depository will be represented in accounts which include only assets held by the Selected Foreign Sub-Custodian for customers, including but not limited to, accounts in which such Selected Foreign Sub-Custodian acts in a fiduciary or agency capacity.
The Selected Foreign Sub-Custodian shall hold securities of any particular Customer which are not held in a securities depository physically segregated at all times from those of any other Customer, account or person.

                 3. The Sub-Custodian, directly or through a Selected Foreign Sub-Custodian, shall disburse moneys credited to an Account only:

                          (a)     Pursuant to certificates or written
instructions in payment for securities purchased, as provided in Article IV hereof; or

                          (b)     Pursuant to certificates or written
instructions setting forth the name and address of the person to whom payment is to be made, the amount to be paid, and the purpose for which payment is to be made.

                 4. All securities identified in an Account which are issued or issuable only in bearer form, shall be held by the Selected Foreign Sub-Custodian in that form; all other securities identified in an Account may be registered in the name of the Customer, or in the name of any duly appointed nominee of the Selected Foreign Sub-Custodian. The Custodian shall furnish to the Sub-Custodian appropriate instruments to enable the Selected Foreign Sub-Custodian to hold or deliver in proper form for transfer, or to register in nominee name, any securities which it may hold and which may from time to time be registered in the name of such Customer. If at any time at the request of the Custodian any securities identified in an Account shall be registered in the name of the nominee of the Selected Foreign Sub-Custodian, the Custodian agrees to reimburse, indemnify and hold harmless the Sub-Custodian and such Selected Foreign Sub-Custodian, and its nominee or nominees from and against all liability, loss, claim, damage and expense to the extent incurred by reason of the registration of such stocks and securities in the name of its nominee. It is understood and agreed that the Selected Foreign Sub-Custodian may require the transfer of any securities registered in the name of its nominee before surrendering possession thereof. The Sub-Custodian is authorized to charge to an Account all taxes and other expenses in connection with such Account which are incidental to the transfer of securities to or from the name of its nominee or nominees, or in lieu of such charge, the Custodian will remit promptly on receipt of a bill for such taxes and expenses.

                 5. The Sub-Custodian shall furnish the Custodian promptly after the close of business on each day on which any Selected Foreign Sub-Custodian has engaged in transactions for a Customer a statement summarizing all transactions and entries for such Customer during said day; and it shall, at least monthly and from time to time, deliver to the Custodian a detailed statement of the securities and monies held for such Customer in all Accounts maintained by it under this Agreement, specifying the Selected Foreign Sub-Custodian holding such securities and moneys.

                 6. Unless otherwise instructed to the contrary by a certificate, the Sub-Custodian shall, either directly or through a Selected Foreign Sub-Custodian, with respect to all securities identified in an Account:

                          (a)     Collect all income due and payable and advise
the Custodian as promptly as practicable of any income due but not paid;

                          (b)     Present for payment and collect the amount
payable upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable and advise the Custodian as promptly as practicable of any amounts due but not paid, whether upon maturity, call, redemption, retirement or otherwise;

                          (c)     Surrender securities in temporary form for
definitive securities;

                          (d)     Execute, as subcustodian, any necessary
declaration or certificates of ownership under any local tax laws or regulations now or hereafter in effect;

                          (e)     Hold all stock dividends, rights and
similar securities issued with respect to securities held hereunder;

                          (f)     Remit promptly to the Custodian all income
and dividends on securities when received by the Sub-Custodian;

                          (g)     Remit promptly to the Custodian all notices
of meetings of shareholders and proxies received relating to securities identified in an Account; and

                          (h)     Notify the Custodian promptly of the
declaration of any dividend or other distribution relating to securities identified in an Account.

                 7. Upon receipt of a certificate and not otherwise, the Sub-Custodian shall either directly or through a Selected Foreign
Sub-Custodian:

                          (a)     Execute and deliver to such persons as may be
designated in such certificate proxies, consents, authorizations and any other instruments whereby the authority of a Customer as owner of any securities may be exercised;

                          (b)     Deliver any securities credited to an Account
in exchange for other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                          (c)     Deliver any securities credited to an Account
to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery; and

                          (d)     Make such transfers or exchanges of the
securities identified in an Account, and take such other steps, as shall be stated in said certificate, for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of Customer.

                 8. It is agreed that the Sub-Custodian may act in accordance with the prevailing customs and practices of jurisdictions where subcustodial services are provided hereunder in connection with securities and custody transactions, including, but not limited to, settlements of securities transactions, provided that the Sub-Custodian gives notice to the Custodian of the nature of such customs and practices.

                 9. The Sub-Custodian shall allow the independent public accountants of the Custodian and any Customer whose securities are held hereunder access to such records of the Sub-Custodian or confirmation of the contents of such records as shall be required by such accountants in connection with their examination of the books and records pertaining to the affairs of the Custodian or such Customer.

                 10. The Sub-Custodian shall upon receipt of a certificate promptly deliver or cause to be delivered to the Custodian such securities and money as may be specified in such certificate.

                                   ARTICLE IV
                 PURCHASE AND SALE OF INVESTMENTS OF CUSTOMERS

                 1. Promptly after each purchase of securities by a Customer for which such Customer intends the Sub-Custodian, directly or through any Selected Foreign Sub-Custodian, to act as subcustodian, the Custodian shall deliver to the Sub-Custodian (i) with respect to each purchase of securities which are not money market securities, a certificate, and (ii) with respect to each purchase of money market securities a certificate or oral instructions specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities, including CUSIP number or other similar securities identification number, if any, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the date of purchase and date of settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name of the person from whom or the broker through whom the purchase was made, and (g) the Selected Foreign Sub-Custodian where such securities are to be delivered and held. The Sub-Custodian directly or through any Selected Foreign Sub-Custodian shall receive securities purchased by a Customer from the persons through or from whom the same were purchased, and upon receipt thereof shall pay, out of the monies credited to such Customer's Account, the total amount payable upon such purchase, provided that the same conforms to the total amount payable shown on such certificate or such oral instructions, as the case may be, with respect to such purchase.

                 2. Promptly after each sale of securities by a Customer, the Custodian shall deliver to the Sub-Custodian (i) with respect to each sale of securities which are not money market securities, a certificate, and (ii) with respect to each sale of money market securities a certificate or oral instructions specifying with respect to each such sale: (a) the name of the issuer and the title of the security, including CUSIP number or other similar securities identification number, if any, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable upon such sale, (f) the name of the broker through whom or the person to whom the sale was made, and (g) the Selected Foreign Sub-Custodian from which such securities are to be delivered. The Sub-Custodian shall directly or through any Selected Foreign Sub-Custodian deliver the securities sold to the broker or other person named in such certificate upon receipt of the total amount payable to the appropriate Customer upon such sale provided that the same conforms to the total amount payable to the Customer as set forth in such certificate or such oral instructions, as the case may be, with respect to such sale.

                                   ARTICLE V
                        SELECTED FOREIGN SUB-CUSTODIANS

                 1. The Sub-Custodian agrees and represents that with respect to each Selected Foreign Sub-Custodian that is a Branch, first, that such Branch is a bank as defined in Section 2(a)(5) of the 1940 Act, and, second, that the Customer's securities and moneys held by such Branch: (a) will be adequately insured; (b) will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Selected Foreign Sub-Custodian or its creditors, except a claim of payment for their safe custody or administration; (c) beneficial ownership will be freely transferable without the payment of money or value other than for safe custody or administration; (d) adequate records will be maintained identifying the assets as belonging to the Customer; and (e) the Custodian will receive periodic reports with respect to the safekeeping of the Customer's assets, including, but not necessarily limited to, notification of any transfer to or from an Account.

                 2. The Sub-Custodian agrees and represents that with respect to each Selected Foreign Sub-Custodian that is not a Branch, that such Selected Foreign Sub-Custodian is an Eligible Foreign Sub-Custodian and that all the securities and moneys of a Customer held by such Selected Foreign Sub-Custodian will be held pursuant to and in accordance with the agreement between the Sub-Custodian and such Selected Foreign Sub-Custodian previously furnished by the Sub-Custodian to the Custodian. The Sub-Custodian further agrees that such agreement shall not be amended on less than 90 days written notice to the Custodian, which notice includes the form of amendment.

                 3. From time to time the Sub-Custodian shall furnish the Custodian, for transmittal to the Customers, such information with respect to the Selected Foreign Sub-Custodians as the Sub-Custodian generally makes available to its customers.

                 4. The Sub-Custodian shall monitor the foreign custodial arrangements of the Fund to ensure compliance with the requirements of Rule 17f-5 of the 1940 Act. The Sub-Custodian agrees to inform the Custodian of any material changes in the circumstances surrounding the foreign custody arrangements of its Customers.

                                   ARTICLE VI
                          CONCERNING THE SUB-CUSTODIAN

                 1. The Sub-Custodian shall hold each Customer and the Custodian harmless from, and indemnify each Customer and the Custodian against, any losses, actions, claims, demands, expenses and proceedings, including counsel fees, that occur as a result of the failure of any Selected Foreign Sub-Custodian other than a Selected Foreign Sub-Custodian which is a securities depositary or clearing agency operating a system for the handling of securities or equivalent book-entries, to exercise reasonable care with respect to the safekeeping of moneys and securities of a Customer. The Custodian agrees to indemnify and hold harmless the Sub-Custodian from and against any losses, actions, claims, demands, expenses and proceedings, including counsel fees, resulting from its action or omission to act or otherwise pursuant to this Agreement, except those losses, actions, claims, demands, expenses and proceedings arising out of the negligence or wilful misconduct of the Sub-Custodian. The Sub-Custodian shall not be liable for any expense or damage incurred by the Custodian, except such expense or damage that arises out of the Sub-Custodian's negligence, wilful misconduct, or failure to act in accordance with the terms of this Agreement. The Sub-Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the appropriate Customers, counsel to the Custodian or of its own counsel, at the expense of such Customers, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

                 2. Without limiting the generality of the foregoing, neither the Sub-Custodian nor any Selected Foreign Sub-Custodian shall be under any duty or obligation to inquire into, or be liable for:

                          (a)     The validity of the issue of any securities
purchased by or for any Customer, the legality of the purchase thereof, or the propriety of the amount paid therefor; or

                          (b)     The legality of the sale of any securities by
or for any Customer, or the propriety of the amount for which the same are sold.

                 3. Neither the Sub-Custodian nor any Selected Foreign Sub-Custodian shall be liable for, or considered to be the custodian of, any money represented by any check, draft, or other instrument for the payment of money received by it on behalf of any Customer, until the Sub-Custodian or such Selected Foreign Sub-Custodian actually receives such money.

                 4. Neither the Sub-Custodian nor any Selected Foreign Sub-Custodian shall be under any duty or obligation to take action to effect collection of any amount, if the securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a certificate, and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses by the appropriate Customer or Customers in connection with any such action.

                 5. Neither the Sub-Custodian nor any Selected Foreign Sub-Custodian shall be under any duty or obligation to ascertain whether any securities at any time delivered to or held by it in Accounts are such as may properly be held by a Customer.

                 6. The Sub-Custodian shall be entitled to receive and the Custodian agrees to pay such compensation as may be agreed upon from time to time between the Custodian and the Sub-Custodian. The Sub-Custodian shall also be entitled to receive and the Custodian agrees to pay the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.

                 7. The Sub-Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by the Sub-Custodian and reasonably believed by it to be genuine. The Sub-Custodian shall be entitled to rely upon any oral instructions received by the Sub-Custodian pursuant to Article IV hereof with regard to the purchase and sale of money market securities reasonably believed by the Sub-Custodian to be genuine and to be sent by an Authorized Person.

                 8. It is understood and agreed that the Sub-Custodian is not under any duty to supervise the investment of, or to advise or make any recommendation to the Custodian or any of the Customers with respect to the sale or other disposition of any securities at any time held hereunder or to advise or recommend the purchase of any securities at any time.

                 9. Under the terms of this Agreement, neither the Sub-Custodian nor any Selected Foreign Sub-Custodian assumes any duty of filing any tax reports and returns, nor assumes any responsibility for the payment of any taxes due on the income collected for the Accounts and on any transactions which it may handle for the Accounts and in respect of the said Accounts, except that the Sub-Custodian will cause each Selected Foreign Sub-Custodian to withhold taxes due at the source on income collected for the Accounts and to file any tax reports and returns required in connection with any such withholdings.

                                  ARTICLE VII
                                  TERMINATION

                 1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing from an authorized officer specifying the day of such termination, which shall be not less than 180 days following the giving of such notice. The Custodian shall, on or before the termination date, deliver to the Sub-Custodian a written direction from an officer of the Custodian designating a successor subcustodian, if any.

                 2. Upon the date set forth in such notice this Agreement shall terminate, and the Sub-Custodian shall upon receipt of a notice of acceptance by the successor subcustodian, if any, on that date deliver directly to the successor subcustodian all securities and moneys then owned by the Customers and held by it as subcustodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled. If no successor subcustodian shall have been appointed by the custodian, the Sub-Custodian shall deliver all such securities and moneys to the Custodian.

                                  ARTICLE VIII
                                 MISCELLANEOUS

                 1. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Sub-Custodian shall be sufficiently given if addressed to the Sub-Custodian and received by it at its offices at 111 Wall Street, New York, New York 10005: Attention: Global Custody Operations. All notices shall be deemed received by the Sub-Custodian on the date of posting of such notices.

                 2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian shall be sufficiently given if addressed to the Custodian and received by it at its offices at 90 Washington Street, New York, New York 10015 or at such other place as the Custodian may from time to time designate in writing. All notices shall be deemed received by the Custodian on the date of posting of such notices.

                 3. This Agreement constitutes the valid and binding agreement between the parties hereto and supersedes all prior agreements between the parties relating to foreign subcustodial services provided by the Sub-Custodian for the Custodian.

                 4. The parties hereto agree that the Sub-Custodian shall have no obligation to take any action which is contrary to any law, order or regulation of any jurisdiction where subcustodial services are provided hereunder.

                 5. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement.

                 6. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns.

                 7. This Agreement shall be construed in accordance with the laws of the State of New York.

                 8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but such counterparts shall, together, constitute only one instrument.

                 9. At any time after the execution of this Agreement securities and moneys of any customer of the Custodian now held under that certain SUB-CUSTODIAN AGREEMENT dated November 1, 1985 between the Custodian and the Sub-Custodian (the "Prior Agreement") shall upon the Sub-Custodian's receipt of a certificate specifying such customer be held hereunder without the execution of any document or agreement. The execution of this Agreement shall neither amend, modify, or terminate the Prior Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunder duly authorized and their respective corporate seals to be hereunto affixed, as the day and year first above written.

                                        CITIBANK, N.A.


                                        By: /s/ Carlos A. Salvatori
                                            ------------------------------
                                            Title: Vice President

Attest:

/s/ William E. Wahba
---------------------

                                        THE BANK OF NEW YORK


                                        By: /s/ S. Grunston
                                           ---------------------
                                           Title: Vice President

Attest:

/s/ [signature illegible]
--------------------------
Vice President

                                   Schedule I
                                   ----------

                               Citibank Branches
                               -----------------

Country      Bank Name & Address                     Status
-------      -------------------                     ------
Argentina    Citibank, N.A.                          Branch
             Bartolome Mitre 502
             Buenos Aires, Argentina

Brazil       Citibank, N.A.                          Branch
             Av. Nilo Pecanha 50-22 Andar
             Rio de Janeiro, Brazil

Chile        Citibank, N.A.                          Branch
             Ahumada 40
             Santiago, Chile

Hong Kong    Citibank, N.A.                          Branch
             Citicorp Centre
             18 Whitfield Road, Causeway Bay
             Hong Kong

Italy        Citibank, N.A.                          Branch
             Toro Bonaparte N. 16
             Casella Postale 10932
             20121, Milan, Italy

Japan        Citibank, N.A.                          Branch
             2-1 Ohtemachi 2-Chome
             Chiyoda - ku, Tokyo, Japan

Korea        Citibank, N.A.                          Branch
             #1-1, 1-KA, Chongro, Chongro-ku
             Seoul, Korea

Malaysia     Citibank, N.A.                          Branch
             28 Medan Pasar
             Kuala Lumpur, Malaysia

Mexico       Citibank, N.A.                          Branch
             Paseo de la Reforma 390
             Mexico, Mexico, D.F.

Netherlands  Citibank, N.A.                          Branch
             Herengracht 545-549, 1017 BW
             Amsterdam, The Netherlands

                                   Schedule I
                                   ----------

                               Citibank Branches
                               -----------------

Country          Bank Name & Address                     Status
-------          -------------------                     ------
Philippines      Citibank, N.A.                          Branch
                 Citibank Center 8741 Paseo
                   de Roxas
                 Makati Metro, Manilla
                 Philippines

Singapore        Citibank, N.A.                          Branch
                 UIC Building, 5 Shenton Way
                 Singapore 9008

Spain            Citibank, N.A.                          Branch
                 Jose Ortega Y Gasset 29
                 28006, Madrid, Spain

Taiwan           Citibank, N.A.                          Branch
                 742 Min Sheng East Road
                 Taipei, Taiwan

Thailand         Citibank, N.A.                          Branch
                 127 South Sathorn Road
                 Bangkok, 10120, Thailand

United Kingdom   Citibank, N.A.Branch                    Branch
                 11 Old Jewry
                 London, EC2, England

                                  Schedule II
                                  -----------

                          Eligible Foreign Custodians
                          ---------------------------

Country            Bank Name & Address                     Status
-------            -------------------                     ------
Luxembourg         Cedel, S.A.                             Depository
                   67 Boulevard Grande-Duchesse
                     Charlotte
                   L-1010, Luxembourg

Austria            Citibank, N.A.                          Subsidiary
                   Postfach 90
                   Lothringers Trabe 7
                   A-1015 Vienna, Austria

Australia          Citibank, Ltd.                          Subsidiary
                   35 Collins Street
                   Melbourne VIC 3000 Australia

France             Citibank, S.A.                          Subsidiary
                   Citicenter
                   19 Le Palvis
                   Paris, France

Switzerland        Citicorp Investment Bank                Subsidiary
                   (Switzerland)
                   P.O. Box 244
                   CH-8021 Zurich, Switzerland

West Germany       Citibank Aktiengesellschaft             Subsidiary
                   Neue Mainzer Str.75
                   Postfach 110333
                   D-6000 Frankfurt/Main 11
                   West Germany

Austria            Creditanstalt Bankverein                Correspondent
                   Vienna 1, Schottengasse 6
                   Vienna, Austria

Australia          ANZ Bank                                Correspondent
                   Collins Place
                   55 Collins Street
                   Melbourne VIC 3000 Australia

Belgium            Generale De Banque                      Correspondent
                   Montagne du Parc 3, 1000
                   Brussels, Belgium

                                  Schedule II
                                  -----------

                          Eligible Foreign Custodians
                          ---------------------------

Country           Bank Name & Address                     Status
-------           -------------------                     ------
Canada            The Canada Trust Co.                    Correspondent
                  320 Bay Street
                  Toronto, Ontario M5H 2P6
                  Canada

Denmark           Den Danske Bank                         Correspondent
                  12 Holmens Kanal
                  DK-1092
                  Copenhagen K, Denmark

Finland           Kansailis-Osake-Pankki                  Correspondent
                  Aleksanterinkatu 42
                  SF-00100 Helsinki, Finland

France            Banque Paribas                          Correspondent
                  3 Rue D'Antim
                  75002 Paris, France

Ireland           Allied Irish Bank                       Correspondent
                  Bankcentre, P.O. Box 512
                  Ballsbridge, Dublin 4
                  Ireland

Italy             Istituto Bancario                       Correspondent
                  San Paolo di Torino
                  Corsa Di Porta
                  Nuova 1 20121
                  Milan, Italy

New Zealand       ANZ Nominees Ltd.                       Correspondent
                  215-229 Lambton Quay
                  Wellington 1, New Zealand

Norway            Den Norske Creditbank                   Correspondent
                  Kirkegart 21
                  Oslo 1, Norway

South Africa      First National Bank of                  Correspondent
                    South Africa, Ltd.
                  Diagonal Street
                  Johannesburg, 2001 South Africa

Spain             Banco De Bilbao                         Correspondent
                  Paseo De La Castellana, No. 81
                  Madrid, Spain

                                  Schedule II
                                  -----------

                          Eligible Foreign Custodians
                          ---------------------------

Country         Bank Name & Address                     Status
-------         -------------------                     ------
Sweden          Skandinaviska Enskilda Banken           Correspondent
                Kungstradgardsgatan 8
                Stockholm, Sweden